Exhibit 99.1

Albireo Appoints New Members to Board of Directors

– Habib Dable, Former President and CEO of Acceleron Pharma, and Susan Alesina, Vice President, National Business Development and Alliances at Boston Children’s Hospital, bring significant global drug development, financial and commercial operations expertise to Albireo

BOSTON, MA — Aug 10, 2022 — Albireo Pharma, Inc. (Nasdaq: ALBO), a rare liver disease company developing novel bile acid modulators to treat pediatric and adult liver diseases, today announced the appointments of Habib Dable and Susan Alesina to its Board of Directors — two experienced, strategic leaders with vast pharmaceutical and biotech expertise in business development, operations and commercialization. These additions mark an exciting time for Albireo as it continues to deliver on its clinical, regulatory, and commercialization milestones for Bylvay® (odevixibat) and advance additional investigational compounds for adult liver and viral diseases.

“I am pleased to welcome Susan and Habib, two highly respected and experienced leaders, as independent directors to the Albireo Board,” said David Chiswell, Ph.D., Chairman of Albireo’s Board of Directors. “Habib offers extensive global operations and commercial experience spanning pharmaceutical and biotechnology drug classes and therapeutic areas that will be critical in the next phase of the Company’s growth. Susan’s expertise in strategic planning and business development will be important as we develop and expand our pipeline, as well as her insights and experience in championing access for pediatric patients with rare diseases as we continue to keep our Patient First mission at the forefront of our business.”

Mr. Dable is a versatile, patient-focused executive with approximately 28 years in “Big Pharma” and “Emerging Biotech” environments, currently an Independent Director at Blueprint Medicines Corporation and part-time Venture Partner at RA Ventures. Most recently, Mr. Dable was President & CEO of Acceleron Pharma Inc., a biopharmaceutical company targeting leading-edge therapies for patients with serious and rare diseases until its sale to Merck in 2021 for $11.5B. Prior to joining Acceleron in 2016, Mr. Dable spent 22 years at Bayer AG. During his tenure at Bayer, Mr. Dable held positions of increasing responsibility, including President of U.S. Pharmaceuticals, Executive Vice President, Global Head Specialty Medicine. Mr. Dable led the launch of various blockbuster brands, including EYLEA®, Stivarga®, and Xofigo®. Mr. Dable is a previous member of the Board of Directors for BIO (Biotechnology Innovation Organization) and a prior Independent Board Director for Millendo Therapeutics. Mr. Dable holds a Master’s and Bachelor’s degree in business administration from the University of New Brunswick and completed an executive program from Stanford University’s Graduate School of Business.

“I am excited to contribute to the progress of this innovative company. I truly believe that Albireo has the opportunity to deliver life-changing treatments to patients suffering from liver diseases around the world and look forward to supporting the advancement of its compelling scientific pipeline,” said Habib Dable.

Ms. Alesina has more than 25 years of management experience in pharmaceutical, biotech, and medical device organizations. Throughout her career, she held senior roles in strategic planning and analysis, business development, and communications. She currently serves as Vice President, National Business Development and Alliances at Boston Children’s Hospital, where she leads efforts to identify and develop strategic partnerships with national health systems and hospital providers to improve access for pediatric patients with rare and complex conditions. Previously, she was Global Head of Business Partners Communications at Millipore Sigma and, prior to that, served as a business consultant for pharmaceutical companies as well as had various leadership roles in corporate planning and communications at Sunovion Pharmaceuticals Inc. During her tenure at Sunovion, Ms. Alesina supported the launch of blockbuster products including Lunesta® and Latuda®. Ms. Alesina is a past board member of the Thompson Island Outward Bound Education Center, St. Mark’s School of Southborough, MA, and the Boston Chapter of the Healthcare Businesswomen’s Association, where she was also the president. She is currently a board member for the HBS Healthcare Alumni Association. Ms. Alesina holds a Bachelor’s degree from the University of North Carolina at Chapel Hill, where she was a Morehead-Cain Scholar, and an M.B.A. from Harvard Business School.

“I am delighted to be joining Albireo’s board as I share the Company’s commitment to supporting patients and families with rare and complex conditions,” said Susan Alesina. “I look forward to bringing my experience in strategic planning, business development, and communications to contribute to the ongoing success of the Company.”

About Bylvay (odevixibat)

Bylvay is the first drug approved in the U.S. for the treatment of pruritus in patients 3 months of age and older in all types of progressive familial intrahepatic cholestasis (PFIC). Limitation of Use: Bylvay may not be effective in PFIC type 2 patients with ABCB11 variants resulting in non-functional or complete absence of bile salt export pump protein (BSEP-3). The European Commission (EC) and UK Medicines and Healthcare Products Regulatory Agency (MHRA) have also granted marketing authorization of Bylvay for the treatment of PFIC in patients aged 6 months or older. Bylvay is available in Germany and the UK and will be available for sale in other European countries following pricing and reimbursement approval. A potent, once-daily, non-systemic ileal bile acid transporter inhibitor (IBATi), Bylvay has minimal systemic exposure and acts locally in the small intestine. Bylvay can be taken as a capsule for patients that are able to swallow capsules, or opened and sprinkled onto food, which is a factor of key importance for adherence in a pediatric patient population. The most common adverse reactions for Bylvay are diarrhea, liver test abnormalities, vomiting, abdominal pain, and fat-soluble vitamin deficiency. The medicine can only be obtained with a prescription. For more information about using Bylvay, see the package leaflet or contact your doctor or pharmacist. For full prescribing information, visit www.bylvay.com.

In the U.S. and Europe, Bylvay has orphan exclusivity for its approved PFIC indications, and orphan designations for the treatment of ALGS, biliary atresia and primary biliary cholangitis. Bylvay is being evaluated in the ongoing PEDFIC 2 open-label trial in patients with PFIC, in the BOLD Phase 3 study for patients with biliary atresia and the ASSERT Phase 3 study for ALGS.

Important Safety Information

•	The most common adverse reactions for Bylvay are diarrhea, liver test abnormalities, vomiting, abdominal pain, and fat-soluble vitamin deficiency.

•	Liver Test Abnormalities: Patients should obtain baseline liver tests and monitor during treatment. Dose reduction or treatment interruption may be required if abnormalities occur. For persistent or recurrent liver test abnormalities, consider treatment discontinuation.

•	Diarrhea: Treat dehydration. Treatment interruption or discontinuation may be required for persistent diarrhea.

•	Fat-Soluble Vitamin (FSV) Deficiency: Patient should obtain baseline vitamin levels and monitor during treatment. Supplement if deficiency is observed. If FSV deficiency persists or worsens despite FSV supplementation, discontinue treatment.

About Albireo

Albireo Pharma is a rare disease company focused on the development of novel bile acid modulators to treat pediatric and adult liver diseases. Albireo’s lead product, Bylvay, was approved by the U.S. FDA as the first drug for the treatment of pruritus in all types of progressive familial intrahepatic cholestasis (PFIC), and in Europe, Bylvay has been approved for the treatment of PFIC. Bylvay is also being developed to treat other rare pediatric cholestatic liver diseases with global Phase 3 trials in Alagille syndrome (ALGS) and biliary atresia, as well as Open-label Extension (OLE) studies for PFIC and ALGS. The Company has also completed a Phase 1 clinical trial for A3907 to advance development in adult cholestatic liver disease, with IND-enabling studies progressing with A2342 for viral and cholestatic liver disease. Albireo was spun out from AstraZeneca in 2008 and is headquartered in Boston, Massachusetts, with its key operating subsidiary in Gothenburg, Sweden. For more information on Albireo, please visit www.albireopharma.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements, other than statements of historical fact, regarding, among other things: Albireo’s commercialization plans; the plans for, or progress, scope, cost, initiation, duration, enrollment, results or timing for availability of results of, development of Bylvay, A3907, A2342 or any other Albireo product candidate or program; the target indication(s) for development or approval; potential regulatory approval and plans for potential commercialization of Bylvay in additional countries; the potential benefits or competitive position of Bylvay or any other Albireo product candidate or program or the commercial opportunity in any target indication; or Albireo’s plans, expectations or future operations, financial position, revenues, costs or expenses. Albireo often uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “planned,” “continue,” “guidance,” or the negative of these terms or other similar expressions to identify forward-looking statements. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various risks, uncertainties and other factors, including, but not limited to: there are no guarantees that Bylvay will be commercially successful; we may encounter issues, delays or other challenges in commercializing Bylvay; whether Bylvay receives adequate reimbursement from third-party payors; the degree to which Bylvay receives acceptance from patients and physicians for its approved indication; challenges associated with execution of our sales activities, which in each case could limit the potential of our product; challenges associated with supply and distribution activities, which in each case could limit our sales and the availability of our product; results achieved in Bylvay in the treatment of patients with PFIC may be different than observed in clinical trials, and may vary among patients; potential negative impacts of the COVID-19 pandemic, including on manufacturing, supply, conduct or initiation of clinical trials, or other aspects of our business; whether favorable findings from clinical trials of Bylvay to date, including findings in indications other than PFIC, will be predictive of results from other clinical trials of Bylvay; there is no guarantee that Bylvay will be approved in jurisdictions or for indications beyond the jurisdictions in which or indications for which Bylvay is currently approved; there is no guarantee that our other product candidates will be approved; estimates of the addressable patient population for target indications may prove to be incorrect; the outcome and interpretation by regulatory authorities of the ongoing third-party study pooling and analyzing of long-term PFIC patient data; the timing for initiation or completion of, or for availability of data from, clinical trials of Bylvay, including BOLD and ASSERT and the Phase 2 clinical trial of A3907, and the outcomes of such trials; Albireo’s ability to obtain coverage, pricing or reimbursement for approved products in the United States or Europe; delays or other challenges in the recruitment of patients for, or the conduct of, the Company’s clinical trials; and the Company’s critical accounting policies. These and other risks and uncertainties that Albireo faces are described in greater detail under the heading “Risk Factors” in Albireo’s most recent Annual Report on Form 10-K or in subsequent filings that it makes with the Securities and Exchange Commission. As a result of risks and uncertainties that Albireo faces, the results or events indicated by any forward-looking statement may not occur. Albireo cautions you not to place undue reliance on any forward-looking statement. In addition, any forward-looking statement in this press release represents Albireo’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Albireo disclaims any obligation to update any forward-looking statement except as required by applicable law.

Media Contact:

Colleen Alabiso, 857-356-3905, colleen.alabiso@albireopharma.com

Lance Buckley, 917-439-2241, lbuckley@lippetaylor.com

Investor Contact:

Hans Vitzthum, LifeSci Advisors, LLC., 617-430-757